EXHIBIT 21

                            FRANKLIN RESOURCES, INC.
                    FOR FISCAL YEAR ENDED SEPTEMBER 30, 1997
                        LIST OF PRINCIPAL SUBSIDIARIES*
                                                                     State or
                                                                    Nation of
Name                                                              Incorporation
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Closed Joint-Stock Company Templeton                               Russia
Continental Property Management Company                            California
Franklin Advisers, Inc.                                            California
Franklin Advisory Services, Inc.                                   Delaware
Franklin Agency, Inc.                                              California
Franklin Asset Management (Proprietary) Limited                    South Africa
Franklin Bank                                                      California
Franklin Capital Corporation                                       Utah
Franklin Institutional Services Corporation                        California
Franklin Investment Advisory Services, Inc.                        Delaware
Franklin Management, Inc.                                          California
Franklin Mutual Advisers, Inc.                                     Delaware
Franklin Partners, Inc.                                            California
Franklin Properties, Inc.                                          California
Franklin Real Estate Management, Inc.                              California
Franklin Templeton Holding Limited                                 Mauritius
Franklin Templeton Services, Inc.                                  Delaware
Franklin Templeton Trust Company                                   California
Franklin/Templeton Distributors, Inc.                              New York
Franklin/Templeton Investor Services, Inc.                         California
Franklin/Templeton Travel, Inc.                                    California
FS Capital Group                                                   California
FS Properties Inc.                                                 California
Happy Dragon Holdings Ltd.                                         British
                                                                   Virgin
                                                                   Islands
Orion Fund Management Limited                                      Bermuda
Property Resources Equity Trust                                    California
Property Resources, Inc.                                           California
T.G.H. Holdings Ltd.                                               Bahamas
TDA Emerging Europe Fund, LLC                                      Delaware
Templeton Global Value Investors, Inc.                             Delaware
Templeton Asset Management India Pvt. Ltd.                         India
Templeton Asset Management Ltd.                                    Japan
Templeton Direct Advisors, Inc.                                    Delaware
Templeton do Brasil-Consultoria Financeira LTDA.                   Brazil
Templeton Direct Investments, Inc.                                 Delaware
Templeton Direct Advisors, L.P.                                    Delaware
Templeton France S.A.                                              France
Templeton/Franklin Investment Services, Inc.                       Delaware
Templeton Funds Annuity Company                                    Florida
Templeton Funds Trust Company                                      Florida
Templeton Global Advisors Limited                                  Bahamas
Templeton Global Investors Limited                                 England
Templeton Global Investors, Inc.                                   Delaware
Templeton Global Strategic Services (Deutschland) GmbH             Germany
Templeton Global Strategic Services S.A.                           Luxembourg
Templeton Global Value Investors, Inc.                             Delaware
Templeton Heritage Limited                                         Canada
Templeton Holdings Limited                                         England
Templeton International, Inc.                                      Delaware
Templeton Investment Counsel, Inc.                                 Florida
Templeton Investment Holdings (Cyprus) Limited                     Cyprus
Templeton Investment Management (Australia) Limited                Australia
Templeton Investment Management Co., Ltd.                          Singapore
Templeton Investment Management Limited                            England
Templeton Italia, Srl.                                             Italy
Templeton Management Limited                                       Canada
Templeton Research Poland SP.z.o.o.                                Poland
Templeton (Switzerland) Ltd.                                       Switzerland
Templeton Trust Services Pvt. Ltd.                                 India
Templeton Unit Trust Managers Limited                              England
Templeton Worldwide, Inc.                                          Delaware
Templeton/Franklin Investment Services (Asia) Limited              Hong Kong
Templeton/Franklin Investment Services, Inc.                       Delaware

*All subsidiaries currently do business only under their corporate name except for Templeton Quantitative Advisors, Inc., which also operates under the assumed name, "The DAIS Group"; Templeton Investment Counsel, Inc. which also operates under the name "Templeton Global Bond Managers"; and Templeton/Franklin Investment Services, Inc. which also operates under the assumed name, "Templeton Portfolio Advisory". All Templeton subsidiaries also on occasion use the name Templeton Worldwide.